Exhibit 99.1

NEWS RELEASE

Contact:	Scott A. McCurdy
Vice President and CFO
Geokinetics Inc.
(281) 398-9503
(281) 398-9996 FAX

FOR IMMEDIATE RELEASE

GEOKINETICS INC. REPORTS WEATHER WILL NEGATIVELY IMPACT ITS
SECOND QUARTER BUT MAINTAINS POSITIVE OUTLOOK FOR THE BALANCE
OF THE YEAR

HOUSTON, TEXAS  July 11, 2007 - Geokinetics Inc. (AMEX: GOK) announced today that its second quarter results would be adversely affected by severe weather across certain areas of the United States as well as a job being declared force majeure in the Middle East.

David A. Johnson, President and CEO of Geokinetics said, “Overall, the business environment continues to be very strong and we are positive about the outlook for the year.  On a combined company basis, the second quarter has historically been our weakest quarter.  However, this year our operations in the United States have been severely hampered in the second quarter by weather as our nine available crews have been down 23% of the quarter, on average.  For comparison purposes, in the second quarter of 2006, our six available crews were down 6% of the quarter, on average.  In addition, we have had a job in Egypt terminated because the client declared force majeure on a job that initially experienced permit delays.  The job was in the transition zone, historically our most profitable area of operations.  We also experienced some equipment problems which deferred some work out of the second quarter into the third.

Our program to grow through capital investment in new crew capacity and crew upgrades is continuing well, and we are confident that we can continue to achieve our growth objectives.  Our estimated backlog has increased to approximately $320 million as of June 30, 2007 and our bid activity remains very high.”

Geokinetics is scheduled to report second quarter results by August 14, 2007 and plans to have a conference call to discuss the results.

GEOKINETICS INC. (AMEX: GOK)

One Riverway, Suite 2100, Houston, Texas  77056  (713) 850-7600  (713) 850-7330 FAX

About Geokinetics Inc.

Geokinetics Inc., based in Houston, Texas, is a leading global provider of seismic acquisition and high-end seismic data processing services to the oil and gas industry.  Geokinetics has strong operating presence in North America and is focused on key markets internationally. Geokinetics operates in some of the most challenging locations in the world from the Arctic to mountainous jungles to the transition zone environments. More information about Geokinetics is available at www.geokinetics.com.

Forward-Looking Statements:

This press release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Geokinetics expects, believes or anticipates will or may occur in the future are forward- looking statements.  These statements include but are not limited to statements about the business outlook for the year, backlog and bid activity discussed in this press release, related financial performance and statements with respect to future benefits.  These statements are based on certain assumptions made by Geokinetics based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Geokinetics, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, job delays, impact from severe weather conditions and other important factors that could cause actual results to differ materially from those projected, or backlog not to be completed, as described in the Company’s reports filed with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

GEOKINETICS INC. (AMEX: GOK)

One Riverway, Suite 2100, Houston, Texas  77056  (713) 850-7600  (713) 850-7330 FAX